#003 Putnam Investors Fund
1/31/04 semi annual

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A

Putnam Management has agreed to assume certain expenses incurred by the fund in connection with allegations of improper short-term trading activity. During the fund's fiscal period, legal, shareholder servicing and communication, audit, and Trustee fees incurred by the fund and assumed by Putnam Management were $119,052.


72DD1 (000s omitted)

Class A		$11,694
Class B		  0
Class C		  0

72DD2 (000s omitted)

Class M		 $0
Class R		  0
Class Y		  6,205

73A1

Class A		 $0.048
Class B		  0
Class C		  0

73A2
Class M 	 $0
Class R		  0.031
Class Y		  0.077

74U1 (000s omitted)

Class A		231,016
Class B		140,672
Class C		  5,865

74U2 (000s omitted)

Class M		   7,500
Class R		      --
Class Y		  75,754

74V1

Class A		 $11.42
Class B		  10.57
Class C		  11.15

74V2

Class M		 $10.98
Class R		  11.43
Class Y		  11.56